Exhibit 99.1

Interpace Biosciences Announces Executive Transition: Jack Stover to

Retire as President and Chief Executive Officer

Thomas Burnell Appointed as Successor

Parsippany, NJ, Nov. 25, 2020 – Interpace Biosciences, Inc. (NASDAQ: IDXG) today announced that Jack Stover, President & Chief Executive Officer, will retire effective December 31, 2020. He will be replaced as President and Chief Executive Officer by Thomas Burnell, PhD., effective December 1, 2020. Mr. Stover, who will step down from the Interpace Board of Directors once Dr. Burnell joins the company and is appointed to the Board, will serve as an advisor to the company through the middle of 2021 in order to support the transition.

Dr. Burnell joins Interpace with significant leadership experience with numerous healthcare companies, including a number of specialty clinical laboratories. This includes serving as President & CEO of Boston Heart Diagnostics, Viracor-IBT Laboratories and Eurofins Scientific, Inc. in addition to senior leadership roles with other companies such as Elite One Source, Nebraska Heart Institute, and most recently with the Pioneer Heart Institute.

Robert Gorman, Chairman of the Board for Interpace, commented, “On behalf of the Board, I thank Jack for his leadership and service to the company. He has led the company through both difficult and transformational times, and has helped to position the company for strong growth in the future.”

“After careful reflection, I have decided that now is the right time to retire and help the company through a thoughtful succession process,” said Mr. Stover. “It has been a privilege to lead Interpace over the past four years, and I am proud to have been a part of the phenomenal team of dedicated professionals at Interpace which has worked tirelessly to improve the care of patients suspected of having cancer.”

Dr. Burnell added, “I am thrilled to join the Interpace team at such an exciting and pivotal point in the company’s history. Interpace has a strong reputation as a patient-centric organization, and over the years has developed an impressive product and service offering that is particularly critical given the challenging demands of cancer care. I look forward to working with the entire leadership team to continue the company’s growth as a leading provider of specialty oncology-focused diagnostic services and customized pharma services.”

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Clinical services, through Interpace Diagnostics, provides clinically useful molecular diagnostic tests, bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has four commercialized molecular tests and one test in a clinical evaluation process (CEP): PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; ThyraMIR® for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay; and RespriDX® that differentiates lung cancer of primary vs. metastatic origin. In addition, BarreGEN® for Barrett’s Esophagus, is currently in a clinical evaluation program whereby we gather information from physicians using BarreGEN® to assist us in positioning the product for full launch, partnering and potentially supporting reimbursement with payers.

Pharma services, through Interpace Pharma Solutions, provides pharmacogenomics testing, genotyping, biorepository and other customized services to the pharmaceutical and biotech industries. Pharma services also advance personalized medicine by partnering with pharmaceutical, academic, and technology leaders to effectively integrate pharmacogenomics into their drug development and clinical trial programs with the goals of delivering safer, more effective drugs to market more quickly, and improving patient care.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s most recent Annual Report on Form 10-K filed on April 22, 2020, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:

Investor Relations

Edison Group

Joseph Green/ Megan Paul

(646) 653-7030 / 7034

jgreen@edisongroup.com / mpaul@edisongroup.com